Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contact:

Deborah Spak, (224) 948-2349

Investor Contacts:

Mary Kay Ladone, (224) 948-3371

Clare Trachtman, (224) 948-3085

BAXTER REPORTS RECORD SALES, EARNINGS AND CASH FLOW

FOR FULL-YEAR 2012

Increased Investments in R&D and Business Development

Set Strong Foundation for 2013 and Beyond

Baxter Provides Financial Outlook For 2013

DEERFIELD, Ill., January 24, 2013 — Baxter International Inc. (NYSE:BAX) today announced financial results for the fourth quarter of 2012, and provided its financial outlook for the first quarter and full-year 2013.

Baxter reported net income in the fourth quarter of $494 million, which compares to $463 million reported in the prior-year period. Earnings per diluted share of $0.89 compares to $0.82 per diluted share reported in the fourth quarter of 2011, reflecting an increase of 9 percent. The fourth quarter 2012 results included special after-tax items of $206 million (or $0.37 per diluted share) primarily related to costs associated with settlement of certain U.S. pension obligations and business optimization initiatives. After-tax special items in the fourth quarter of 2011 totaled approximately $200 million (or $0.35 per diluted share).

On an adjusted basis, excluding special items in both periods, Baxter’s net income of $700 million increased 6 percent in the fourth quarter from $662 million in the prior-year period. Adjusted earnings per diluted share of $1.26 advanced

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BAXTER REPORTS 4th QUARTER FINANCIAL RESULTS — Page  2

8 percent from $1.17 per diluted share reported in the fourth quarter of 2011. These results were in line with the company’s previously issued earnings guidance of $1.24 to $1.27 per diluted share.

Worldwide revenues grew 4 percent in the fourth quarter to $3.8 billion compared to $3.6 billion in the fourth quarter of 2011. Excluding the impact of foreign currency, sales increased 5 percent. Sales within the United States of $1.6 billion advanced 7 percent, and international sales increased 2 percent to $2.2 billion (or 4 percent excluding the impact of foreign currency).

BioScience revenues totaled $1.7 billion and rose 7 percent (or 9 percent excluding the impact of foreign currency) from the same period last year. Driving this performance was robust growth in demand, particularly in the United States, for ADVATE [Antihemophilic Factor (Recombinant), Plasma/Albumin-Free Method], and GAMMAGARD LIQUID [Immune Globulin Intravenous (Human)], as well as other plasma-based therapeutics including FEIBA, an inhibitor bypass therapy, and albumin. In addition, the company benefited from milestone payments related to the company’s ongoing collaborations with governments on the development of influenza vaccines, and the acquisition of Synovis Life Technologies.

Medical Products sales totaled $2.1 billion and increased 2 percent over the prior-year period (or 3 percent excluding the impact of foreign currency), driven primarily by gains in peritoneal dialysis patients in the U.S., as well as growth in intravenous therapies (including the company’s parenteral nutrition products), certain injectable drugs including oncolytics and critical care products, and a benefit from the company’s acquisition of Baxa Corporation.

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BAXTER REPORTS 4th QUARTER FINANCIAL RESULTS — Page  3

Full-Year 2012 Results

For the full year 2012, Baxter reported net income of $2.3 billion or $4.18 per diluted share, compared to net income of $2.2 billion or $3.88 per diluted share in 2011. On an adjusted basis, excluding special items in both years, Baxter’s net income was $2.5 billion in 2012, which represents an increase of 2 percent over the prior year, and earnings per diluted share of $4.53 rose 5 percent from earnings per diluted share of $4.31 reported in 2011.

Baxter’s worldwide sales totaled $14.2 billion for full-year 2012 and increased 2 percent versus the prior-year period (or 5 percent excluding the impact of foreign currency). Sales within the United States of $6.1 billion advanced 6 percent in 2012, and international sales declined 1 percent to $8.1 billion (but increased 4 percent excluding the impact of foreign currency). BioScience sales improved 3 percent (or 6 percent excluding the impact of foreign currency) to $6.2 billion, while Medical Products sales increased 1 percent to $8.0 billion (or 4 percent excluding the impact of foreign currency).

Baxter generated strong cash flows from operations in 2012 and returned significant value to shareholders in the form of dividends and share repurchases. Cash flows from operations rose 10 percent and totaled more than $3.1 billion in 2012, a record level. Baxter returned approximately $2.3 billion to shareholders during the year, through dividends totaling $800 million and share repurchases of approximately $1.5 billion (or approximately 25 million shares).

At the same time, Baxter increased its investments in research and development to $1.2 billion, reflecting an increase of 22 percent, as the company advanced a number of clinical programs in its pipeline, expanded its portfolio with

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several product launches and line extensions, and initiated several new programs and collaborations. In addition, Baxter announced investments to enhance future plasma production capacity with a new state-of-the-art manufacturing facility in Georgia and a collaboration with Stichting Sanquin Bloedvoorziening (Sanquin Blood Supply Foundation) in the Netherlands to support growth of its plasma-based treatments. The company also entered into a number of partnerships, such as a novel public-private partnership in Brazil to expand patient access to vital hemophilia therapies, and executed several business development initiatives to enhance future growth, including the proposed acquisition of Gambro AB, a global medical technology company focused on developing, manufacturing and supplying dialysis products and therapies for patients with acute or chronic kidney disease.

“The progress we have made during 2012, together with our solid financial performance, sets a very strong foundation for 2013 and beyond. We remain very confident in the long-term growth prospects for our company,” said Robert L. Parkinson, Jr., chairman and chief executive officer. “Baxter’s core portfolio continues to benefit from our focus on life-saving therapies, and the increased level of R&D investment has transformed our new product pipeline into a robust portfolio of products and therapies directed at improving the quality of care while addressing key, high-potential areas of unmet medical need. We’ve also entered into a number of partnerships and executed business development initiatives that align with our core strengths, position Baxter for future success, and enhance shareholder value.”

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Recent achievements reflecting these priorities include the following:

•

Announcement of pivotal Phase III study results evaluating the efficacy and safety of routine prophylaxis compared to on-demand treatment of FEIBA NF [Anti-Inhibitor Coagulant Complex], Nanofiltered and Vapor Heated, in patients with hemophilia A or B that develop inhibitors. Top-line results from the study showed a reduced median annual bleed rate from 28.7 during FEIBA NF on-demand treatment to 7.9 during FEIBA NF prophylactic treatment (a 72.5 percent reduction). The Phase III study will form the basis of a biologics license application to be filed with the U.S. Food and Drug Administration (FDA) in the first quarter of 2013.

•

Submission of an Investigational New Drug application for hemophilia A treatment BAX 855 with the FDA, following positive results from a Phase I trial. BAX 855 is a full-length longer-acting recombinant factor VIII (rFVIII) that was developed to increase the half-life of ADVATE [Antihemophilic Factor (Recombinant) Plasma/Albumin-Free Method] — the most widely chosen rFVIII in the world. Baxter expects to start enrollment of adult patients in its Phase II/III study in the first quarter of 2013.

•

Execution of an exclusive 20-year partnership with Hemobrás (Empresa Brasileira de Hemoderivados e Biotechnologia) to provide hemophilia patients in Brazil greater access to recombinant factor VIII (rFVIII) therapy for the treatment of hemophilia A. Hemophilia A is a genetic condition in which the body does not produce enough clotting protein factor VIII. It is estimated that more than 10,000 people in Brazil are living with hemophilia A, and today the vast majority are treated with plasma-derived FVIII therapy. Through this innovative partnership, Baxter will be the exclusive provider of Brazil’s recombinant FVIII treatment over the next 10 years while the companies work together on a technology transfer to support development of local manufacturing capacity by Hemobrás.

•

Completion of the first U.S. study of the company’s home hemodialysis system and initiation of a nocturnal in-center trial in Canada. Data from both trials will support the company’s submission for CE Mark in Europe in 2013.

•

Conclusion of Baxter’s first Phase III trial evaluating IG therapy in mild to moderate Alzheimer’s disease patients. Initial data from the trial are expected to be released in the second quarter of 2013, and the company continues enrollment in a second, confirmatory Phase III trial.

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Outlook for First Quarter, Full-Year 2013

Baxter also announced today its outlook for the first quarter and full-year 2013. The company’s full-year guidance includes the impact of the Gambro AB acquisition, which is projected to close at the end of the second quarter and dilute full-year 2013 earnings by $0.10 to $0.15 per diluted share. Including Gambro, Baxter’s guidance reflects sales growth for the full-year 2013 of approximately 10 percent, before the impact of foreign exchange. Also, for the full year, Baxter expects earnings of $4.60 to $4.70 per diluted share, before any special items, and cash flows from operations of approximately $3.3 billion.

For the first quarter of 2013, the company expects sales growth of approximately 2 to 3 percent, excluding the impact of foreign currency. Baxter expects earnings of $1.03 to $1.05 per diluted share in the first quarter, before any special items.

A webcast of Baxter’s fourth quarter conference call for investors can be accessed live from a link on the company’s website at www.baxter.com beginning at 7:30 a.m. CST on January 24, 2013. Please visit www.baxter.com for more information regarding this and future investor events and webcasts.

Baxter International Inc., through its subsidiaries, develops, manufactures and markets products that save and sustain the lives of people with hemophilia, immune disorders, infectious diseases, kidney disease, trauma, and other chronic and acute medical conditions. As a global, diversified healthcare company, Baxter applies a unique combination of expertise in medical devices, pharmaceuticals and biotechnology to create products that advance patient care worldwide.

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This release includes forward-looking statements concerning the company’s financial results, business development activities, R&D pipeline and outlook for 2013. The statements are based on assumptions about many important factors, including the following, which could cause actual results to differ materially from those in the forward-looking statements: demand for and market acceptance risks for new and existing products, such as ADVATE, and other technologies; future actions of regulatory bodies and other governmental authorities that could delay, limit or suspend product development, manufacturing or sales or result in sanctions; product quality or patient safety concerns leading to product recalls, withdrawals, launch delays, litigation, or declining sales; the ability of the company to obtain required regulatory approvals, satisfy closing conditions and close the Gambro AB transaction in a timely manner; future actions of governmental authorities and other third parties as U.S. healthcare reform legislation and other austerity measures are implemented globally; additional legislation, regulation and other governmental pressures, which may affect pricing, taxation, reimbursement and rebate policies of government agencies and private payers or other elements of the company’s business; product development risks, including satisfactory clinical performance; the company’s ability to realize the anticipated benefits from its business development and R&D activities; inventory reductions or fluctuations in buying patterns by wholesalers or distributors; the impact of geographic and product mix on the company’s sales; the impact of competitive products and pricing, including generic competition, drug reimportation and disruptive technologies; the availability of acceptable raw materials and component supply; fluctuations in supply and demand and the pricing of plasma-based therapies; the ability to enforce company patents; patents of third parties preventing or restricting the company’s manufacture, sale or use of affected products or technology; the impact of global economic conditions on Baxter and its customers, including foreign governments in certain countries in which the company operates; foreign currency fluctuations and other risks identified in the company’s most recent filing on Form 10-K and other Securities and Exchange Commission filings, all of which are available on the company’s website. The company does not undertake to update its forward-looking statements. Financial schedules are attached to this release and available on the company’s website.

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BAXTER — PAGE  8

BAXTER INTERNATIONAL INC.

Consolidated Statements of Income

Three Months Ended December 31, 2012 and 2011

(unaudited)

(in millions, except per share and percentage data)

	Three Months Ended December 31,
	2012		2011		Change

NET SALES	$ 3,753		$ 3,594		4%

COST OF SALES	1,848		1,829		1%

GROSS MARGIN	1,905		1,765		8%

% of Net Sales	50.8%		49.1%		1.7 pts

MARKETING AND ADMINISTRATIVE EXPENSES	1,040		886		17%
% of Net Sales	27.7%		24.7%		3.0 pts

RESEARCH AND DEVELOPMENT EXPENSES	291		254		15%
% of Net Sales	7.8%		7.1%		0.7 pts

NET INTEREST EXPENSE	22		15		47%

OTHER (INCOME) EXPENSE, NET	(22	) A	71	A	N/M

PRE-TAX INCOME	574		539		6%

INCOME TAX EXPENSE	80		76		5%

% of Pre-Tax Income	13.9%		14.1%		(0.2 pts	)

NET INCOME	$ 494		$ 463		7%

BASIC EPS	$ 0.90		$ 0.82		10%

DILUTED EPS	$ 0.89		$ 0.82		9%

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	548		562
Diluted	555		566

ADJUSTED PRE-TAX INCOME (excluding special items)	$ 894	B	$ 834	B	7%

ADJUSTED NET INCOME (excluding special items)	$ 700	B	$ 662	B	6%

ADJUSTED DILUTED EPS (excluding special items)	$ 1.26	B	$ 1.17	B	8%

A

Other (income) expense, net includes the net results attributable to noncontrolling interests, which had been reported separately in the prior year. The prior period consolidated statement of income presented above, the reconciliation of GAAP (generally accepted accounting principles) to non-GAAP measures presented on page 9, and the cash flows from operations schedule presented on page 12 have been conformed to the current period presentation.

B	Refer to page 9 for a description of the adjustments and a reconciliation to GAAP measures.

BAXTER — PAGE  9

BAXTER INTERNATIONAL INC.

Note to Consolidated Statements of Income

Three Months Ended December 31, 2012 and 2011

Description of Adjustments and Reconciliation of GAAP to Non-GAAP Measures

(unaudited)

(in millions, except per share and percentage data)

The company’s GAAP results for the three months ended December 31, 2012 and 2011 included special items which impacted the GAAP measures as follows:

	Three Months Ended December 31,
	2012	2011	Change

Gross Margin	$ 1,905	$ 1,765	8%
Business optimization items [1]	62	95

Adjusted Gross Margin	$ 1,967	$ 1,860	6%

% of Net Sales	52.4%	51.8%	0.6 pts

Marketing and Administrative Expenses	$ 1,040	$ 886	17%
Business optimization items [1]	(60)	(97)
Pension settlement items [2]	(170)	—
Asset impairment and other items [3]	—	(41)

Adjusted Marketing and Administrative Expenses	$ 810	$ 748	8%

% of Net Sales	21.6%	20.8%	0.8 pts

Research and Development Expenses	$ 291	$ 254	15%
Business optimization items [1]	(28)	—

Adjusted Research and Development Expenses	$ 263	$ 254	4%

% of Net Sales	7.0%	7.1%	(0.1 pts	)

Other (Income) Expense, Net	$ (22)	$ 71	N/M
Asset impairment and other items [3]	—	(62)

Adjusted Other (Income) Expense, Net	$ (22)	$ 9	N/M

Pre-Tax Income	$ 574	$ 539	6%
Impact of special items	320	295

Adjusted Pre-Tax Income	$ 894	$ 834	7%

Income Tax Expense	$ 80	$ 76	5%
Impact of special items	114	96

Adjusted Income Tax Expense	$ 194	$ 172	13%

% of Adjusted Pre-Tax Income	21.7%	20.6%	1.1 pts

Net Income	$ 494	$ 463	7%
Impact of special items	206	199

Adjusted Net Income	$ 700	$ 662	6%

Diluted EPS	$ 0.89	$ 0.82	9%
Impact of special items	0.37	0.35

Adjusted Diluted EPS	$ 1.26	$ 1.17	8%

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Diluted	555	566

[1]

The company undertook business optimization initiatives resulting in charges totaling $150 million ($101 million, or $0.18 per diluted share, on an after-tax basis) and $192 million ($128 million, or $0.22 per diluted share, on an after-tax basis) in 2012 and 2011, respectively.

[2]

Marketing and administrative expenses in 2012 included a charge totaling $170 million ($105 million, or $0.19 per diluted share, on an after-tax basis) primarily related to the settlement of certain pension obligations in the United States.

[3]

Marketing and administrative expenses and other (income) expense, net in 2011 included charges totaling $103 million ($71 million, or $0.13 per diluted share, on an after-tax basis) primarily related to a contribution to the Baxter International Foundation and the write-down of Greek government bonds.

For more information on the company’s use of non-GAAP financial measures in this press release, please see the company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on the date of this press release.

BAXTER — PAGE  10

BAXTER INTERNATIONAL INC.

Consolidated Statements of Income

Twelve Months Ended December 31, 2012 and 2011

(unaudited)

(in millions, except per share and percentage data)

	Twelve Months Ended December 31,
	2012		2011		Change

NET SALES	$14,190		$ 13,893		2%

COST OF SALES	6,889		6,847		1%

GROSS MARGIN	7,301		7,046		4%

% of Net Sales	51.5%		50.7%		0.8 pts

MARKETING AND ADMINISTRATIVE EXPENSES	3,324		3,154		5%
% of Net Sales	23.4%		22.7%		0.7 pts

RESEARCH AND DEVELOPMENT EXPENSES	1,156		946		22%
% of Net Sales	8.1%		6.8%		1.3 pts

NET INTEREST EXPENSE	87		54		61%

OTHER (INCOME) EXPENSE, NET	(155	) A	115	A	N/M

PRE-TAX INCOME	2,889		2,777		4%

INCOME TAX EXPENSE	563		553		2%

% of Pre-Tax Income	19.5%		19.9%		(0.4 pts	)

NET INCOME	$ 2,326		$ 2,224		5%

BASIC EPS	$ 4.22		$ 3.91		8%

DILUTED EPS	$ 4.18		$ 3.88		8%

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	551		569
Diluted	556		573

ADJUSTED PRE-TAX INCOME (excluding special items)	$ 3,223	B	$ 3,151	B	2%

ADJUSTED NET INCOME (excluding special items)	$ 2,516	B	$ 2,471	B	2%

ADJUSTED DILUTED EPS (excluding special items)	$ 4.53	B	$ 4.31	B	5%

A

Other (income) expense, net includes the net results attributable to noncontrolling interests, which had been reported separately in the prior year. The prior period consolidated statement of income presented above, the reconciliation of GAAP to non-GAAP measures presented on page 11, and the cash flows from operations schedule presented on page 12 have been conformed to the current period presentation.

B	Refer to page 11 for a description of the adjustments and a reconciliation to GAAP measures.

BAXTER — PAGE  11

BAXTER INTERNATIONAL INC.

Note to Consolidated Statements of Income

Twelve Months Ended December 31, 2012 and 2011

Description of Adjustments and Reconciliation of GAAP to Non-GAAP Measures

(unaudited)

(in millions, except per share and percentage data)

The company’s GAAP results for the twelve months ended December 31, 2012 and 2011 included special items which impacted the GAAP measures as follows:

	Twelve Months Ended December 31,
	2012	2011	Change

Gross Margin	$ 7,301	$ 7,046	4%
Business optimization items [1]	62	95
Reserve adjustments [2]	(23)	—
Business development items [3]	6	—

Adjusted Gross Margin	$ 7,346	$ 7,141	3%

% of Net Sales	51.8%	51.4%	0.4 pts

Marketing and Administrative Expenses	$ 3,324	$ 3,154	5%
Business optimization items [1]	(60)	(97)
Business development items [3]	(9)	—
Pension settlement items [4]	(170)	—
AWP litigation and historical rebate and discount items [5]	—	(79)
Asset impairment and other items [6]	—	(41)

Adjusted Marketing and Administrative Expenses	$ 3,085	$ 2,937	5%

% of Net Sales	21.7%	21.1%	0.6 pts

Research and Development Expenses	$ 1,156	$ 946	22%
Business optimization items [1]	(28)	—
Business development items [3]	(113)	—

Adjusted Research and Development Expenses	$ 1,015	$ 946	7%

% of Net Sales	7.2%	6.8%	0.4 pts

Other (Income) Expense, Net	$ (155)	$ 115	N/M
Reserve adjustments [2]	91	—
Asset impairment and other items [6]	—	(62)

Adjusted Other (Income) Expense, Net	$ (64)	$ 53	N/M

Pre-Tax Income	$ 2,889	$ 2,777	4%
Impact of special items	334	374

Adjusted Pre-Tax Income	$ 3,223	$ 3,151	2%

Income Tax Expense	$ 563	$ 553	2%
Impact of special items	144	127

Adjusted Income Tax Expense	$ 707	$ 680	4%

% of Adjusted Pre-Tax Income	21.9%	21.6%	0.3 pts

Net Income	$ 2,326	$ 2,224	5%
Impact of special items	190	247

Adjusted Net Income	$ 2,516	$ 2,471	2%

Diluted EPS	$ 4.18	$ 3.88	8%
Impact of special items	0.35	0.43

Adjusted Diluted EPS	$ 4.53	$ 4.31	5%

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Diluted	556	573

[1]

The company undertook business optimization initiatives resulting in charges totaling $150 million ($101 million, or $0.18 per diluted share, on an after-tax basis) and $192 million ($128 million, or $0.22 per diluted share, on an after-tax basis) in 2012 and 2011, respectively.

[2]

Cost of sales included a net benefit of $23 million ($27 million, or $0.05 per diluted share, on an after-tax basis) primarily related to an adjustment to the COLLEAGUE infusion pump reserves when the company substantially completed its recall activities in the United States in 2012. Other (income) expense, net in 2012 included a benefit of $91 million, or $0.16 per diluted share, consisting of gains of $53 million and $38 million for the reduction of certain contingent payment liabilities related to the prior acquisitions of Prism Pharmaceuticals, Inc. (Prism) and ApaTech Limited, respectively, for which there was no tax expense recognized.

[3]

The company incurred business development charges in 2012 totaling $128 million ($102 million, or $0.19 per diluted share, on an after-tax basis) which principally related to R&D charges of $33 million associated with the company’s global collaboration with Momenta Pharmaceuticals, Inc. (Momenta), $30 million associated with the company’s global collaboration with Chatham Therapeutics, LLC (Chatham), and $50 million associated with the company’s licensing agreement with Onconova Therapeutics, Inc. (Onconova).

[4]

Marketing and administrative expenses in 2012 included a charge totaling $170 million ($105 million, or $0.19 per diluted share, on an after-tax basis) primarily related to the settlement of certain pension obligations in the United States.

[5]

Marketing and administrative expenses in 2011 included a charge totaling $79 million ($48 million, or $0.09 per diluted share, on an after-tax basis) related to the resolution of litigation pertaining to average wholesale prices (AWP) and certain historical rebate and discount adjustments.

[6]

Marketing and administrative expenses and other (income) expense, net in 2011 included charges totaling $103 million ($71 million, or $0.12 per diluted share, on an after-tax basis) primarily related to a contribution to the Baxter International Foundation and the write-down of Greek government bonds.

For more information on the company’s use of non-GAAP financial measures in this press release, please see the company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on the date of this press release.

BAXTER — PAGE  12

BAXTER INTERNATIONAL INC.

Cash Flows from Operations and Changes in Net Debt

(unaudited)

($ in millions)

Cash Flows from Operations
(Brackets denote cash outflows)	Three Months Ended December 31,				Twelve Months Ended December 31,
	2012		2011		2012		2011

Net income	$ 494		$ 463		$ 2,326		$ 2,224
Adjustments
Depreciation and amortization	178		167		712		670
Deferred income taxes	(214)		(46)		(17)		172
Stock compensation	33		25		130		119
Realized excess tax benefits from stock issued under employee benefit plans	(10)		(4)		(24)		(21)
Business optimization items	150		192		150		192
Asset impairment and other items	—		103		—		182
Other	5		17		(42)		64
Changes in balance sheet items
Accounts and other current receivables, net	(113)		(127)		(41)		(229)
Inventories	7		(43)		(129)		(315)
Accounts payable and accrued liabilities	300		188		18		98
Infusion pump and business optimization payments	(57)		(89)		(283)		(347)
Other	172	A	46		306	A	8	A

Cash flows from operations	$ 945		$ 892		$ 3,106		$ 2,817

Changes in Net Debt
Increase (decrease)	Three Months Ended December 31,				Twelve Months Ended December 31,
	2012		2011		2012		2011

Net debt, beginning of period	$ 2,756		$ 2,204		$ 2,290		$ 1,702

Cash flows from operations	(945)		(892)		(3,106)		(2,817)
Capital expenditures	399		317		1,161		960
Dividends	246		175		804		709
Proceeds from stock issued under employee benefit plans	(195)		(39)		(488)		(427)
Purchases of treasury stock	415		170		1,480		1,583
Acquisitions and investments	20		361	B	605	B	590	B
Divestiture and other investing activities	(21)		(17)		(107)		(123)
Other, including the effect of exchange rate changes	(15)		11		21		113
(Decrease) increase in net debt	(96)		86		370		588

Net debt, December 31	$ 2,660		$ 2,290		$ 2,660		$ 2,290

Key statistics, December 31:
Days sales outstanding	53.3		53.5		53.3		53.5
Inventory turns	2.5		2.7		2.5		2.7

A

Other changes in balance sheet items included the pension settlement charge of $170 million primarily related to the settlement of certain pension obligations in the United States in 2012 and the discretionary contribution of $150 million to the company’s pension plan in the United States in 2011.

B

Acquisitions and investments in 2012 and 2011 included $100 million for the third quarter 2012 investment in Onconova preferred stock and execution of a licensing agreement, $90 million for the second quarter 2012 exercise of the company’s option to acquire the remaining equity interest in Sigma International General Medical Apparatus, LLC, $30 million related to the second quarter 2012 collaboration with Chatham, $304 million for the first quarter 2012 acquisition of Synovis Life Technologies, Inc., $33 million for the first quarter 2012 payment to execute the Momenta collaboration, $360 million for the fourth quarter 2011 acquisition of Baxa Corporation, and $170 million for the second quarter 2011 acquisition of Prism.

BAXTER — PAGE  13

BAXTER INTERNATIONAL INC.

Net Sales

Periods Ending December 31, 2012 and 2011

(unaudited)

($ in millions)

	Q4 2012	Q4 2011	% Growth @ Actual Rates	% Growth @ Constant Rates	YTD 2012	YTD 2011	% Growth @ Actual Rates		% Growth @ Constant Rates

BioScience
United States	$ 825	$ 735	12%	12%	$ 3,087	$ 2,805	10%		10%
International	862	840	3%	6%	3,150	3,248	(3%	)	2%
Total BioScience	$1,687	$1,575	7%	9%	$ 6,237	$ 6,053	3%		6%

Medical Products
United States [1]	$ 747	$ 731	2%	2%	$ 2,969	$ 2,904	2%		2%
International [1]	1,319	1,288	2%	3%	4,984	4,936	1%		4%
Total Medical Products [1]	$2,066	$2,019	2%	3%	$ 7,953	$ 7,840	1%		4%

Baxter International Inc.
United States	$1,572	$1,466	7%	7%	$ 6,056	$ 5,709	6%		6%
International	2,181	2,128	2%	4%	8,134	8,184	(1%	)	4%
Total Baxter	$3,753	$3,594	4%	5%	$14,190	$13,893	2%		5%

[1]

Includes revenues associated with manufacturing, distribution and other services provided by the company to the buyer of the Transfusion Therapies (TT) business after the February 2007 divestiture, which had previously been reported separately. The prior periods have been recast to conform to the current period presentation.

BAXTER — PAGE  14

BAXTER INTERNATIONAL INC.

Key Product Line Sales

Periods Ending December 31, 2012 and 2011

(unaudited)

($ in millions)

	Q4 2012	Q4 2011	% Growth @ Actual Rates		% Growth @ Constant Rates		YTD 2012	YTD 2011	% Growth @ Actual Rates		% Growth @ Constant Rates

BioScience
Recombinants	$ 581	$ 578	1%		3%		$ 2,234	$ 2,212	1%		4%
Antibody Therapy	425	406	5%		5%		1,593	1,541	3%		5%
Plasma Proteins	447	397	13%		13%		1,464	1,440	2%		4%
Regenerative Medicine	180	150	20%		21%		673	580	16%		19%
Other [1]	54	44	23%		30%		273	280	(3%	)	5%
Total BioScience	$1,687	$1,575	7%		9%		$ 6,237	$ 6,053	3%		6%

Medical Products
Renal	$ 675	$ 664	2%		2%		$ 2,527	$ 2,530	0%		2%
Global Injectables	522	487	7%		8%		2,075	2,004	4%		5%
IV Therapies	500	469	7%		8%		1,930	1,802	7%		10%
Infusion Systems	210	235	(11%	)	(11%	)	813	901	(10%	)	(9%	)
Anesthesia	140	147	(5%	)	(5%	)	545	537	1%		3%
Other [2]	19	17	12%		0%		63	66	(5%	)	(9%	)
Total Medical Products [2]	$2,066	$2,019	2%		3%		$ 7,953	$ 7,840	1%		4%

Total Baxter	$3,753	$3,594	4%		5%		$14,190	$13,893	2%		5%

[1]	Principally includes vaccines and sales of plasma to third parties.

[2]

Includes revenues associated with manufacturing, distribution and other services provided by the company to the buyer of the TT business after the February 2007 divestiture, which had previously been reported separately. The prior periods have been recast to conform to the current period presentation.

BAXTER — PAGE  15

BAXTER INTERNATIONAL INC.

Key Product Line Sales by U.S. and International

Three-Month Periods Ending December 31, 2012 and 2011

(unaudited)

($ in millions)

	Q4 2012			Q4 2011			% Growth
	U.S.	International	Total	U.S.	International	Total	U.S.		International		Total

BioScience
Recombinants	$ 268	$ 313	$ 581	$ 246	$ 332	$ 578	9%		(6%	)	1%
Antibody Therapy	317	108	425	290	116	406	9%		(7%	)	5%
Plasma Proteins	121	326	447	106	291	397	14%		12%		13%
Regenerative Medicine	102	78	180	81	69	150	26%		13%		20%
Other [1]	17	37	54	12	32	44	42%		16%		23%
Total BioScience	$ 825	$ 862	$1,687	$ 735	$ 840	$1,575	12%		3%		7%

Medical Products
Renal	$ 109	$ 566	$ 675	$ 96	$ 568	$ 664	14%		0%		2%
Global Injectables	252	270	522	232	255	487	9%		6%		7%
IV Therapies	182	318	500	166	303	469	10%		5%		7%
Infusion Systems	114	96	210	137	98	235	(17%	)	(2%	)	(11%	)
Anesthesia	78	62	140	92	55	147	(15%	)	13%		(5%	)
Other [2]	12	7	19	8	9	17	50%		(22%	)	12%
Total Medical Products [2]	$ 747	$1,319	$2,066	$ 731	$1,288	$2,019	2%		2%		2%

Total Baxter	$1,572	$2,181	$3,753	$1,466	$2,128	$3,594	7%		2%		4%

[1]	Principally includes vaccines and sales of plasma to third parties.

[2]

Includes revenues associated with manufacturing, distribution and other services provided by the company to the buyer of the TT business after the February 2007 divestiture, which had previously been reported separately. The prior period has been recast to conform to the current period presentation.